CENDANT HOSTS 2006 INVESTOR DAY
CONFERENCE FOR INSTITUTIONAL INVESTORS

Company Will Provide Historical Pro Forma and Projected Financial and Other Information on Realogy and Wyndham Worldwide

Company Updates 2006 Outlook for Its Vehicle Rental and Travel Distribution Services Businesses

Company Expects to Report 1Q06 EPS from Continuing Operations at or Near the High End of Its Most Recent Projection of $0.11 - $0.16 (Before Separation Costs)

NEW YORK 03-21-2006 -- Cendant Corporation (NYSE: CD) will host today a meeting of institutional investors and analysts to provide historical pro forma and projected financial data, as well as other information, on Realogy, its real estate services business, and Wyndham Worldwide, its hospitality services and timeshare resorts businesses, on a stand-alone basis. As previously announced, the Company expects to spin-off these businesses to its shareholders during the second and third quarters of 2006, respectively.

In addition, the Company will provide an update on the 2006 outlook for its Vehicle Rental and Travel Distribution Services businesses. The Company expects to spin-off its Travel Distribution Services business to its shareholders in October 2006.

The Company also announced that it expects to report first quarter 2006 EPS from continuing operations at or near the high end of its most recent projection of $0.11 - $0.16 (before separation costs).

The Investor conference can be accessed via a live audio and video Web cast at www.cendant.com beginning at 9:00 a.m. on March 21, and will also be archived within the Investor Center of the Company's Web site immediately following the investor meeting. Downloadable copies of the slides are also available on the Web site. For those interested investors without Web access, a copy of the slides may be obtained by contacting Investor Relations at the contact number below.

About Cendant Corporation
Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at
www.cendant.com.

Forward Looking Statements
Certain statements in this report constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. The separation transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this report include, but are not limited to: risks inherent in the contemplated separation and related transactions, including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant's management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant's and its companies' performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this report may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this report. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant's 10-K for the year ended December 31, 2005, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law. This press release includes management's estimate of earnings per share from continuing operations before separation costs, which is a non-GAAP financial measure. Management believes the most directly comparable GAAP measure for the expected earnings per share from continuing operations before separation costs would be "Earnings per share from continuing operations". Due to the difficulty in forecasting and quantifying the separation costs for the first quarter, the Company is not providing an estimate of first quarter 2006 "Earnings per share from continuing operations".

Media Contact:

Elliot Bloom
(212) 413-1832

Investor Contacts:
Sam Levenson
(212) 413-1834

Henry A. Diamond
(212) 413-1920